Exhibit 23
                                                              ----------
                          Independent Auditors' Consent
                          -----------------------------




The Board of Directors
Citizens Utilities Company:


We consent to the incorporation by reference in the Registration Statement (No. 33-37602) on Form S-8, in the Registration Statement (No. 33-39566) on Form S-8, in the Registration Statement (No. 33-39455) on Form S-8, in the Registration Statement (No. 33-41682) on Form S-8, in the Registration Statement (No. 33-42972) on Form S-8, in the Registration Statement (No. 33-48683) on Form S-8, in the Registration Statement (No. 33-54376) on Form S-8, in the Registration Statement (No. 33-44069) on Form S-3, in the Registration Statement (No. 33-44068) on Form S-3, in the Registration Statement (No. 33-51529) on Form S-3, in the Registration Statement (No. 33-55075) on Form S-3, in the Registration Statement (No. 33-52873) on Form S-3, and in the Registration Statement (No. 33-63615) on Form S-3, in the Registration Statement (No. 333-7047) on Form S-3 and in the Registration Statement (No. 333-18049) on Form S-3 of Citizens Utilities Company of our report dated February 28, 1997, relating to the consolidated balance sheets of Citizens Utilities Company and subsidiaries as of December 31, 1996, 1995, and 1994 and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1996 annual report on Form 10-K of Citizens Utilities Company.






                                                    KPMG PEAT MARWICK LLP




New York, New York
February 28, 1997